EXHIBIT 99.1

Classover Announces Reverse Stock Split

NEW YORK, March 5, 2026 – Classover Holdings Inc. (NASDAQ: KIDZ) (“Classover” or the “Company”), a leading provider in K-12 educational AI, today announced it will conduct a 1-for-50 reverse stock split of its Class A common stock and Class B common stock. The reverse stock split will become effective on March 9, 2026, at 12:01 a.m. Eastern Time. The Company’s Class B common stock will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “KIDZ” and will begin trading on a split-adjusted basis at the opening of the market on March 10, 2026. The reverse stock split is intended to bring the Company into compliance with the $1.00 minimum bid price requirement for maintaining the listing of its Class B common stock on Nasdaq.

The reverse stock split was approved by the Company’s Board of Directors in accordance with the Nevada Revised Statutes on February 20, 2026. As of the effective time of the reverse stock split, the authorized shares of Class A common stock and Class B common stock will be reduced from 50,000,000 shares of Class A common stock to 1,000,000 shares of Class A common stock and 2,000,000,000 shares of Class B common stock to 40,000,000 shares of Class B common stock.  As a result of the reverse split, the number of outstanding shares of Class A common stock as of March 4, 2026 would be reduced from 6,535,014 to 130,700 and the number of outstanding shares of Class B common stock as of March 4, 2026 would be reduced from 54,886,572 to 1,097,731.

As a result of the reverse stock split, the number of shares of common stock available for issuance under the Company’s equity incentive plans immediately prior to the reverse stock split will be proportionately reduced. In addition, the exercise prices of and number of shares subject to the Company’s outstanding warrants, and the conversion prices of the Company’s outstanding convertible securities, will likewise be proportionately adjusted in accordance with their respective terms.

No fractional shares of common stock will be issued in connection with the reverse stock split. Stockholders that would hold a fractional share of common stock as a result of the reverse stock split will have such fractional shares of common stock rounded up to the nearest whole share of common stock.

The new CUSIP number for the Class B common stock following the reverse stock split is 182744 201.

About Classover

Classover Holdings Inc. (NASDAQ:KIDZ) is a pioneering AI EdTech company transforming vast live teaching experience into proprietary, AI-powered learning systems. By integrating artificial intelligence with blockchain verification, Classover is building the next generation of global education infrastructure—making learning outcomes measurable, verifiable, and borderless.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: Classover’s ability to execute its business model, including obtaining market acceptance of its products and services; the risk that the price of SOL, which has historically been subject to dramatic price fluctuations and is highly volatile, could fall substantially negatively impacting Classover’s financial condition and results of operations; Classover’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; Classover’s ability to maintain the listing of its securities on Nasdaq; changes in Classover’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover’s ability to attract and retain a large number of customers; Classover’s future capital requirements and sources and uses of cash; regulatory changes related to crypto assets; fluctuations in the price of crypto assets; risks related to the custody of crypto assets, including security risks; Classover’s ability to attract and retain key personnel; Classover’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; and the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors. These risks and uncertainties also include those risks and uncertainties indicated in Classover’s filings with the SEC. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Classover Holdings Inc.

ir@classover.com

800-345-9588